SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a party other than the Registrant |_|

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|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as Permitted by Rule
    14a-6(e)(2))
|_| Definitive Proxy Statement
|X| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              QUANTA SERVICES, INC.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                EXPLANATORY NOTE

                  Quanta Services, Inc., a Delaware corporation ("Quanta Services"), is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission on May 17, 2002 in connection with the solicitation of proxies for electing the board of directors of Quanta Services at the 2002 annual meeting of Quanta Services' stockholders.

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[QUANTA SERVICES, INC. LOGO]                                       PRESS RELEASE


FOR IMMEDIATE RELEASE

Contacts:
James Haddox, CFO             Jonathan Gasthalter            Ken Dennard / kdennard@easterly.com
Reba Reid                     Judy Brennan                   Lisa Elliott / lisae@easterly.com
Quanta Services, Inc.         Citigate Sard Verbinnen        Easterly Investor Relations
713-629-7600                  212-687-8080                   713-529-6600


                        ISS RECOMMENDS STOCKHOLDERS VOTE
                    "FOR" QUANTA SERVICES SLATE OF DIRECTORS

HOUSTON - MAY 16, 2002 - Quanta Services, Inc. (NYSE: PWR), a leading provider of specialized contracting services to the electric power, gas, telecommunications and cable television industries, expressed satisfaction at the announcement today by Institutional Shareholder Services ("ISS"), the nation's leading proxy voting advisory service, that ISS is recommending that its clients vote in favor of the slate of director nominees proposed by Quanta's Board of Directors.

Quanta's nominees for the Board will stand for election at the Company's annual meeting on May 23, 2002. Aquila, Inc. (NYSE: ILA), a significant stockholder of Quanta, has proposed an alternative slate of nominees dominated by Aquila insiders.

ISS, which provides proxy advisory services to institutional investors, mutual funds, and other fiduciaries noted in its May 16, 2002 report that, "Given the fact that Aquila is seeking a change in control with no immediate premium to shareholders, ISS is not convinced that this is the best course of action for Quanta's shareholders. Furthermore, there is no guarantee that Aquila's repurchase program via a joint Quanta/Aquila tender offer would take place, and even if it did take place, it would be for only 20-25 percent of Quanta's outstanding shares. If Aquila were to gain majority control of Quanta, the fate of the minority shares remains unclear.

"While implementing the SECT [Stock Employee Compensation Trust] and establishing a 39 percent limit on Aquila's ownership of Quanta give the appearance of an effort to block Aquila from acquiring the company, ISS believes that Quanta is protecting its shareholders in the process. Given the company's overall performance, ISS believes that Quanta has a feasible strategic plan in place to maximize shareholder value."1

John R. Colson, Quanta's chief executive officer, said, "We are pleased that ISS, a well-respected independent advisor, recommends that stockholders support the election of Quanta's slate of directors."

Colson continued, "Under the leadership of the current directors, Quanta has performed well, delivering strong financial and operational results relative to its peers. In 2001, Quanta generated record revenues of $2.01 billion and record cash flow from operations of $210 million, alongside stronger EPS growth and EBIT and EBITDA margins than its competitors. And, despite the continuing challenging economic environment, the first quarter remained strong with revenues of $449.2 million and cash flow of $68.5 million." Colson concluded, "We strongly encourage our stockholders to follow ISS's recommendation and sign and return the white proxy card in support of Quanta's existing directors."

Quanta Services, Inc. is a leading provider of specialized contracting services, delivering end-to-end network solutions for electric power, gas, telecommunications and cable television industries. The Company's comprehensive services include designing, installing, repairing and maintaining network infrastructure nationwide.

Important Information

Quanta Services, Inc. has filed a proxy statement with the Securities and Exchange Commission relating to Quanta's solicitation of proxies from its stockholders with respect to the Quanta Services, Inc. 2002 annual meeting of stockholders. QUANTA SERVICES, INC. ADVISES SECURITY HOLDERS TO READ ITS PROXY STATEMENT IN ITS ENTIRETY, BECAUSE IT CONTAINS IMPORTANT INFORMATION. Quanta's proxy statement and other relevant documents are available for free at www.sec.gov. You may also obtain a free copy of Quanta's proxy statement by writing to Quanta Services, Inc. at 1360 Post Oak Boulevard, Suite 2100, Houston, Texas 77056 or by contacting MacKenzie Partners, Inc., toll free at 1-800-322-2885. Detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of Quanta's stockholders is available in the proxy statement filed by Quanta with the SEC.

This press release contains various forward-looking statements and information. Although the company believes that the expectations reflected in such forward-looking statements are reasonable; it can give no assurance that such expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions including, among other matters, future growth in the electric utility and telecommunications outsourcing industry, and the ability of Quanta to complete acquisitions and to effectively integrate the operations of acquired Companies and uncertainties relating to Aquila's hostile proxy fight for the Company, as well as general risks related to the industries in which Quanta operates. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. For a discussion of the risks, investors are urged to refer to the Company's reports filed under the Securities Exchange Act of 1934.

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1 Institutional Shareholder Services, Proxy Analysis, May 23, 2002.  Consent of
author or publication for inclusion in proxy solicitation material was neither sought nor gained.